UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 13, 2023
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TOURMALINE BIO, INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-40384 (Commission File Number)	83-2377352 (I.R.S. Employer Identification No.)
27 West 24th Street, Suite 702 New York, NY (Address of principal executive offices)	10010 (Zip Code)
Registrant's telephone number, including area code: (646) 481-9832
Not Applicable (Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TRML	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of Clay Siegall

On December 14, 2023, Tourmaline Bio, Inc. (the “Company”) announced that, upon recommendation by the Nominating and Corporate Governance Committee of the Company's board of directors (the “Board”), the Board appointed Clay Siegall to serve as a director of the Company, effective as of December 13, 2023. The Company also announced that the Board has unanimously approved the appointment of Dr. Siegall as Chair of the Board, as well as to serve as a member of the Compensation Committee of the Board (the “Compensation Committee”). Dr. Siegall’s term will expire at the Company’s 2024 annual meeting of stockholders.

Dr. Siegall is currently President, Chief Executive Officer and Chairman of the Board of Directors of Immunome, Inc. (Nasdaq: IMNM). Dr. Siegall previously founded Seattle Genetics (more recently Seagen Inc.) in January 1998. He served in roles including Chief Scientific Officer, President, Chief Executive Officer and Chairman of the Board through May 2022. Dr. Siegall has served as a director of multiple companies, including at Nurix Therapeutics, Inc. (Nasdaq: NRIX), Umoja Biopharma, Inc., a privately held biotechnology company where he served as Chairman of the Board, Alder BioPharmaceuticals, Inc. (Nasdaq: ALDR), which was acquired by H. Lundbeck A/S in 2019, Mirna Therapeutics, Inc. (Nasdaq: MIRN) and Ultragenyx Pharmaceutical Inc. (Nasdaq: RARE). Dr. Siegall received a Ph.D. in Genetics from George Washington University and a B.S. in Zoology from the University of Maryland.

There is no arrangement or understanding between Dr. Siegall and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between Dr. Siegall and any of the Company’s other directors or executive officers. Dr. Siegall does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K.

Dr. Siegall will be compensated in accordance with the Company’s non-employee director compensation policy currently in effect (the “Policy”). Pursuant to the Policy, Dr. Siegall will be entitled to receive a $40,000 annual retainer for his service on the Board, a $30,000 annual retainer for his service as Chair of the Board, and a $6,000 annual retainer for his service as a member of the Compensation Committee, prorated for the portion of the year served. In addition, pursuant to the Policy, on December 13, 2023, Dr. Siegall was granted 20,000 stock options to purchase shares of the Company’s common stock, which will vest in equal monthly installments over a three-year period, subject to continued service on the Board through each vesting date. In addition, Dr. Siegall will be eligible for an annual award of stock options pursuant to the terms of the Policy. Dr. Siegall has also entered into the Company’s standard indemnity agreement, the form of which was previously filed by the Company as Exhibit 10.6 to the Company’s Registration Statement on Form S-4 (File No. 333-273335), filed with the Securities and Exchange Commission on July 20, 2023.

Item 7.01 Regulation FD Disclosure.

On December 14, 2023, the Company issued a press release announcing the appointment of Dr. Siegall to the Board.
A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company, regardless of any general incorporation language in such filing, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 14, 2023
101	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOURMALINE BIO, INC.

Date: December 14, 2023	By:	/s/ Sandeep Kulkarni
	Name:	Sandeep Kulkarni
	Title:	Chief Executive Officer